As filed with the Securities and Exchange Commission on January 14, 2014

Registration No. 333-[      ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROYAL HAWAIIAN ORCHARDS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	2421	99-0248088
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121

Hilo, Hawaii 96720

(808) 969-8032

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Y. Miyata

688 Kinoole Street, Suite 121

Hilo, Hawaii 96720

(808) 747-8471

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Wanda J. Abel

Davis, Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  File No. 333-192112

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Maximum offering price per Depositary Receipt (2)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (4)
Depositary Units representing Class A Units of Limited Partnership Interests	600,000	$2.55	$1,530,000	$197.06
Subscription rights to purchase Depositary Units representing Class A Units of Limited Partnership Interests (5)	600,000	$0	—	—

(1)

This registration statement relates to (a) the non-transferable subscription rights to Depositary Units representing Class A units of limited partnership interests, and (b) the Depositary Units representing Class A Depositary Units deliverable upon the exercise of the subscription rights.

(2)

Based on the public offering price. The registrant previously registered 3,000,000 securities on a Registration Statement on Form S-1 (File No. 333-192112), which was declared effective by the Securities and Exchange Commission on January 14, 2014. In accordance with Rule 462(b) under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such earlier Registration Statement is hereby registered.

(3)	Represents the gross proceeds from the sale of Depositary Units representing Class A units assuming the exercise of all subscription rights to be distributed.

(4)

Pursuant to rule 457(p) of the Securities Act of 1933, all of this registration fee is being offset against the remaining unused registration fee of $1,089.97 associated with a Registration Statement Form S-1 filed by Royal Hawaiian Orchards, L.P. on April 4, 2012 (File No. 333-180558), which was withdrawn prior to the sale of any securities.

(5)

The non-transferable subscription rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is payable with respect to the rights being registered, because the rights are being registered in the same registration statement as the Depositary Units representing Class A units issuable upon exercise of the subscription rights.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 600,000 depositary units representing Class A units of limited partnership interests (“Units”) and non-transferable subscription rights to purchase such Units of Royal Hawaiian Orchards, L.P., a Delaware limited partnership.  This 462(b) Registration Statement relates to a public offering of Units and subscription rights contemplated by the Registration Statement on Form S-1 (File No. 333-192112), which was initially filed on November 6, 2013, and which, as amended, was declared effective by the Securities and Exchange Commission on January 14, 2014.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-192112), including all exhibits thereto and the power of attorney related thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)                                 List of Exhibits

See the Exhibit Index filed as part of this registration statement.

(b)                                 Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Hilo, Hawaii, on this 14th day of January, 2014.

ROYAL HAWAIIAN ORCHARDS, L.P.
(Registrant)

By:	ROYAL HAWAIIAN RESOURCES, INC.
(Managing General Partner)

	By:	/s/ SCOTT C. WALLACE
Scott C. Wallace
Principal Executive Officer

	By:	/s/ JON Y. MIYATA
Jon Y. Miyata
Chief Accounting Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT C. WALLACE	President and Chief Executive Officer Principal Executive Officer Royal Hawaiian Resources, Inc.	January 14, 2014
Scott C. Wallace

/s/ JON Y. MIYATA	Chief Accounting Officer Principal Financial Officer Principal Accounting Officer Royal Hawaiian Resources, Inc.	January 14, 2014
Jon Y. Miyata

/s/ JOHN KAI*	Director Royal Hawaiian Resources, Inc.	January 14, 2014
John Kai

/s/ JAMES S. KENDRICK*	Director Royal Hawaiian Resources, Inc.	January 14, 2014
James S. Kendrick

/s/ E. ALAN KENNETT*	Director Royal Hawaiian Resources, Inc.	January 14, 2014
E. Alan Kennett

/s/ BRADFORD C. NELSON*	Director Royal Hawaiian Resources, Inc.	January 14, 2014
Bradford C. Nelson

/s/ BARRY W. BLANK*	Director Royal Hawaiian Resources, Inc.	January 14, 2014
Barry W. Blank

* By:	/s/ JON Y. MIYATA
Jon Y. Miyata, Attorney-in-Fact

II-2

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Davis Graham & Stubbs LLP regarding legality

8.1	Opinion of Davis Graham & Stubbs LLP regarding tax matters

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibits 5.1 and 8.1)

24.1

Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-192112) filed with the Securities and Exchange Commission on November 6, 2013, and incorporated by reference herein)